                                                                       Exhibit 2

                    List of Stockholders That Have Executed
                   Voting Agreements and Irrevocable Proxies

Name of Stockholder                                Class of Stock                Number of Shares
=================================================================================================
L.A. Gornto, Jr.                                   Common Stock                           275,000
-------------------------------------------------------------------------------------------------
H.T.E., Inc.                                       Series A Preferred                     750,000
                                                   Common Stock                         1,250,000
-------------------------------------------------------------------------------------------------
Edward S. Jordan                                   Common Stock                           250,000
-------------------------------------------------------------------------------------------------
Bernard B. Markey                                  Common Stock                           113,000
-------------------------------------------------------------------------------------------------
D. Van Morris                                      Common Stock                           101,000
-------------------------------------------------------------------------------------------------
Edward A. Moses                                    Common Stock                            15,833
-------------------------------------------------------------------------------------------------
William Knox North                                 Common Stock                           457,173
-------------------------------------------------------------------------------------------------
O.F. Ramos                                         Common Stock                           277,424
-------------------------------------------------------------------------------------------------
Trudy Sulzer                                       None                                       -0-
=================================================================================================
Total (including Series A Preferred on an as                                            3,489,430
 converted basis)
-------------------------------------------------------------------------------------------------

               (Form of Voting Agreement and Irrevocable Proxy)

                             DEMANDSTAR.COM, INC.

                               VOTING AGREEMENT

     This Voting Agreement (the "Agreement") is made and entered into as of
                                 ---------
November 20, 2000, between Onvia.com, Inc., a Delaware corporation ("Acquiror"),
                                                                     --------
and the undersigned stockholder ("Holder") of DemandStar.com, Inc., a Florida
                                  ------
corporation ("Target").
              ------

                                   RECITALS

     Pursuant to an Agreement and Plan of Merger dated as of November 20, 2000 (the "Merger Agreement") by and among Acquiror, Dragon Acquisition Corporation,
      ----------------
a Florida corporation and wholly owned subsidiary of Acquiror ("Sub"), and
                                                                ---
Target, Sub is merging with and into Target (the "Acquisition") and Target, as
                                                  -----------
the surviving corporation of the Acquisition, will thereby become a wholly owned subsidiary of Acquiror. Pursuant to the Merger Agreement and a request from Acquiror, in order to induce Acquiror to enter into the Merger Agreement, Target has agreed to use its best efforts to solicit the proxy of certain significant stockholders of Target on behalf of Acquiror, and to cause certain significant stockholders of Target to execute and deliver to Acquiror Voting Agreements in the form hereof. The Holder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of
                                                            ------------
such number of shares of the outstanding Common Stock and Preferred Stock, of Target as is indicated on the final page of this Agreement (the "Shares").
                                                                 ------

     In consideration of the execution of the Merger Agreement by Acquiror, Holder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Target acquired by Holder hereafter and prior to the Expiration Date (as defined in Section 1(a) below), and agrees to vote the Shares and any other such shares of capital stock of Target so as to facilitate consummation of the Acquisition.

                                   AGREEMENT

     The parties agree as follows:

     1.  Agreement to Retain Shares.
         --------------------------

          (a) Transfer and Encumbrance. Holder agrees not to transfer (except as
              ------------------------
may be specifically required by court order), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1(b)) prior to the Expiration Date and also agrees to be subject to the Proxy (as defined in Section 3)) or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
                          ---------------
(i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) June 30, 2001, and (iii) six months after the date of termination of the Merger Agreement.

          (b) New Shares. Holder agrees that any shares of capital stock of
              ----------
Target that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of
                  ----------
this Agreement to the same extent as if they constituted Shares.

     2.  Agreement to Vote Shares. At every meeting of the stockholders of
         ------------------------
Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, Holder shall vote the Shares and any New Shares (i) in favor of approval of the Merger Agreement and the Acquisition and any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions to Target's obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a stockholder of Target only with respect to the specific matters set forth herein.

     3.  Irrevocable Proxy. Concurrently with the execution of this Agreement,
         -----------------
Holder agrees to deliver to Acquiror a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
---------       -----
Section 607.0722(b)(5) of the Florida Business Corporation Act, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by Holder set forth therein.

     4.  Representations, Warranties and Covenants of Holder. Holder hereby
         ---------------------------------------------------
represents, warrants and covenants to Acquiror that Holder (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Target other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5.  Additional Documents. Holder hereby covenants and agrees to execute and
         --------------------
deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement.

     6.  Consent and Waiver. Holder hereby gives any consents or waivers that
         ------------------
are reasonably required for the consummation of the Acquisition under the terms of any agreement to which Holder is a party or pursuant to any rights Holder may have.

     7.  Termination. This Agreement and the Proxy delivered in connection
         -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.  Miscellaneous.
         -------------

         (a)  Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 8(a) shall be binding upon the parties and their respective successors and assigns.

         (b)  Governing Law.  This Agreement and all acts and transactions
              -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         (c)  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (d)  Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e)  Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

         (f)  Severability. If any provision of this Agreement is held invalid,
              ------------
illegal or unenforceable for any reason, the parties agree that such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions of this Agreement, if (i) such invalidity, illegality or unenforceability does not materially affect the intent or economic bargain detailed herein; or (ii) the parties agree to substitute for the invalid, illegal or unenforceable provision a valid, legal and enforceable provision which most closely approximates the intent and economic effect of the invalid provision.

     The parties have caused this Agreement to be duly executed on the date first above written.

                              ACQUIROR

                              ONVIA.COM, INC.


                              By:_____________________________________

                              Name:___________________________________
                                                 (print)

                              Title:__________________________________

                              Address:________________________________
                                      ________________________________




                              HOLDER


                              By:_____________________________________

                              Name:___________________________________
                                                  (print)

                              Title:__________________________________


                              Holder's Address for Notice:



                              ________________________________________
                              ________________________________________
                              ________________________________________

                              Shares beneficially owned:


                               Class of Shares       Number of Shares
                               ---------------       ----------------

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF

                             DEMANDSTAR.COM, INC.

     The undersigned stockholder of DemandStar.com, Inc., a Florida corporation ("Target"), hereby irrevocably (to the full extent permitted by Section
  ------
607.0722(b)(5) of the Florida Business Corporation Law) appoints the members of the Board of Directors of Onvia.com, Inc., a Delaware corporation ("Acquiror"),
                                                                    --------
and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in
                                                                ------
accordance with the terms of this Proxy and in accordance with the third paragraph hereof. The Shares beneficially owned by the undersigned stockholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the expiration Date (as defined below).

     This Proxy is irrevocable (to the extent permitted by Section 607.0722(b)(5) of the Florida Business Corporation Law) is granted pursuant to that certain Voting Agreement of even date herewith, by and among Acquiror and the undersigned stockholder (the "Voting Agreement"), and is granted in
                                  ----------------
consideration of Acquiror entering into that certain Agreement and Plan of Merger, of even date herewith, by and among Target, Acquiror and Dragon Acquisition Corporation, a Florida corporation ("Sub") and wholly owned
                                                 ---
subsidiary of Acquiror (the "Merger Agreement"). The Agreement provides for the
                             ----------------
merger of Sub with and into Target (the "Acquisition"). As used herein, the term
                                         -----------
"Expiration Date" shall mean the earlier to occur of (i) such date and time as
 ---------------
the Acquisition shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) June 30, 2001, and (ii) six months after the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 607.0722(b)(5) of the Florida Business Corporation
Law), at every annual, special or adjourned meeting of the stockholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Acquisition and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions to Target's obligations under the Merger Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the extent provided in Section 607.0722(b)(5) of the Florida Business Corporation Law).

     Dated: November 20, 2000



                              ___________________________________
                              (Signature of Holder)

                              ___________________________________
                              (Print Name of Holder)


                              Shares beneficially owned:

                               Class of Shares       Number of Shares
                               ---------------       ----------------